UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2023
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrU	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement
On September 28, 2023 (Effective Date), Telephone and Data Systems, Inc. (TDS) entered into a $300 million Senior Secured Credit Agreement (Credit Agreement) among TDS as Borrower, the lenders from time to time party thereto, Wells Fargo Bank, National Association as Administrative Agent, and Citibank, N.A., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners.

The Credit Agreement provides TDS with a $300 million secured term loan credit facility for general corporate purposes. The full amount of the facility was borrowed on the Effective Date. TDS used a portion of the borrowings under the facility to repay borrowings under its existing revolving credit facility.

Borrowings under the Credit Agreement bear interest, at TDS' option, either at a secured overnight financing rate (SOFR) or at an alternative base rate, plus, in each case, an applicable margin.

As more fully described in the Credit Agreement, the two financial covenants described below are included in the Credit Agreement:

1.Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges) may not be less than 3.00 to 1.00 as of the end of any fiscal quarter.
2.Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) may not be greater than the following as of the end of any fiscal quarter:
•September 28, 2023 through and including March 31, 2024: 4.25 to 1.00
•April 1, 2024 through and including March 31, 2025: 4.00 to 1.00
•April 1, 2025 and thereafter: 3.75 to 1.00

The indebtedness under the Credit Agreement is secured by a perfected security interest in (i) certain assets of TDS, including, without limitation, and subject to customary exceptions, (a) 26,417,915 fully paid and nonassessable Common Shares, par value $1 per share, of United States Cellular Corporation, (b) equity interests in certain wholly-owned subsidiaries of TDS and (c) all or substantially all of TDS’ personal property that does not consist of equity interests and (ii) certain assets of certain wholly-owned subsidiaries of TDS that are also guarantors of the indebtedness incurred under the Credit Agreement, including, without limitation, and subject to customary exceptions, (a) equity interests in certain wholly-owned subsidiaries of TDS and (b) all or substantially all of the personal property of such guarantor subsidiaries that does not consist of equity interests.

The Credit Agreement includes representations and warranties, covenants, events of default and other terms and conditions that are substantially similar to TDS' existing term loan and revolving credit agreements or otherwise customary for similar secured credit facilities.

The Credit Agreement requires TDS to make prepayments of the outstanding indebtedness thereunder to the extent of the net cash proceeds from (i) receipt of cash dividends or distributions in excess of $500,000,000 constituting the distribution of proceeds to TDS of any disposition received by United States Cellular Corporation or any of United States Cellular Corporation’s subsidiaries, and (ii) to the extent aggregate proceeds thereof exceed $500,000,000, (a) the incurrence of indebtedness for borrowed money by TDS or any of its subsidiaries (other than United States Cellular Corporation or any of its subsidiaries) following the effective date of the Credit Agreement, subject to certain limitations and exceptions and (b) the sale or issuance by TDS of equity interests of TDS, subject to certain limitations and exceptions.

Upon the occurrence and during the continuance of an event of default under the Credit Agreement, including upon the occurrence of a Change of Control, as such term is defined in the Credit Agreement, of TDS, the required lenders and the Administrative Agent may require all borrowings outstanding under the Credit Agreement to be repaid. In addition, upon the occurrence and during the continuance of an event of default under the Credit Agreement, the required lenders and the Administrative Agent may exercise remedies with respect to the collateral securing the Credit Agreement, which remedies may include foreclosing upon, credit bidding and/or liquidating such collateral. Unless and until such an exercise of remedies, the grant of the security interest does not affect TDS' rights to receive dividends or distributions or vote any equity interests pledged in connection with the Credit Agreement.

Amounts borrowed under the Credit Agreement will be due and payable on the earlier of (i) September 28, 2026 and (ii) the date that is 91 days prior to the scheduled maturity date of TDS’ existing revolving credit agreement (which maturity date is currently July 20, 2026), except, in the case of this clause (ii), to the extent that TDS’ existing revolving credit agreement has been refinanced or extended such that the scheduled final maturity date is not earlier than December 28, 2026.

The foregoing brief description does not purport to be complete and is qualified in its entirety by reference to the copy of the Credit Agreement attached hereto as Exhibit 4.1, which is incorporated herein by reference, and which identifies all the lenders thereto.

In reviewing the agreements included as exhibits to this report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about TDS or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits
(d)   Exhibits

Exhibit Number	Description of Exhibits
4.1
Senior Secured Credit Agreement among TDS, Wells Fargo National Association, as administrative agent, and the other lenders thereto, dated as of September 28, 2023, including the form of Guaranty and Security Agreement.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date:	October 2, 2023	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President and Chief Financial Officer